UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2016

Commission File Number: 001-33417

OCean power technologies, inc.

(Exact name of Registrant as specified in its charter)

Delaware	22-2535818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1590 Reed Road

Pennington, NJ 08534

(Address of principal executive offices)

(609) 730-0400

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 2, 2016, Ocean Power Technologies, Inc. (the “Company”) and Rodman & Renshaw, a unit of H. C. Wainwright & Co., LLC (the “Manager”), agreed to terminate the At the Market Offering Agreement (the “Offering Agreement”) dated October 19, 2015, as amended, between the Company and the Manager, relating to the offering and sale of shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $2,906,836 from time to time through or to the Manager, in an “at the market offering.” The termination of the Offering Agreement is effective immediately and the at the market offering program is no longer available for use by the Company. The Company issued and sold a total of 149,071 shares of Common Stock with an aggregate market value of $294,053 under the Offering Agreement and paid the Manager a sales commission of approximately $4,400 related to those shares.

A copy of the Offering Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2015, and filed an amendment dated April 13, 2016, to the Offering Agreement as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 (333-209517). The description of the Offering Agreement contained in this report does not purport to be completed and is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 10.1 to the Form 8-K referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2016	Ocean Power Technologies, Inc.

	By:	/s MARK A. FEATHERSTONE
	Name:	Mark A. Featherstone
	Title:	Chief Financial Officer